Oppenheimer Global High Yield Fund
N-SAR Exhibit – Item 77Q1

Pre-Effective Amendment No. 5 to the Registration Statement of Oppenheimer Global High Yield Fund (the "Registrant") filed with the Securities and Exchange Commission on October 9, 2013 (Accession Number 0000728889-13-001530), includes the following materials, which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR:

•	Restated Investment Advisory Agreement dated 1/1/13.

•	Investment Subadvisory Agreement dated 1/1/13.